                                                                    Exhibit 23.2



                            McGLADREY & PULLEN, LLP
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                 Certified Public Accountants and Consultants


                      CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
David Manufacturing Co.
Mason City, Iowa

To the Board of Directors
The GSI Group, Inc.
Assumption, Illinois

We hereby consent to the use in this Registration Statement of our report, dated December 6, 1996, relating to the financial statements of David Manufacturing Co. and to the reference to our Firm under the caption "Experts" in the Prospectus.



                                        /s/ McGLADREY & PULLEN, LLP
                                        ---------------------------
                                            McGLADREY & PULLEN, LLP

Mason City, Iowa
December 22, 1997